                                                                    EXHIBIT 99.1






                        Consolidated Financial Statements

                           Pace Financial Network LLC
                          (A Development Stage Company)

                        Years ended December 31, 1999 and
                                December 31, 1998
                       with Report of Independent Auditors

                           Pace Financial Network LLC
                          (A Development Stage Company)

                        Consolidated Financial Statements



               Years ended December 31, 1999 and December 31, 1998



                                    CONTENTS

Report of Independent Auditors.........................................................................1

Audited Consolidated Financial Statements

Consolidated Balance Sheets............................................................................2
Consolidated Statements of Operations..................................................................3
Consolidated Statements of Changes in Members' Equity................................................4-5
Consolidated Statements of Cash Flows..................................................................6
Notes to Consolidated Financial Statements..........................................................7-13

                         Report of Independent Auditors


The Board of Directors and Shareholders
Pace Financial Network LLC

We have audited the accompanying consolidated balance sheets of Pace Financial Network LLC (a development stage company, the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of operations, members' equity and cash flows for the years then ended and for the period from June 6, 1996 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pace Financial Network LLC at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for the years then ended and for the period from June 6, 1996 (inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                                    /s/ Ernst & Young LLP

McLean, Virginia
February 4, 2000,
except for Note 7, as to which the date is March 8, 2000

                           Pace Financial Network LLC
                          (A Development Stage Company)

                           Consolidated Balance Sheets

                                                                              DECEMBER 31,
                                                                        1999                 1998
                                                                  ------------------   -----------------
ASSETS

Current assets:
   Cash and cash equivalents                                          $ 1,644,743         $    585,475
   Accounts receivable                                                     27,229               31,299
   Prepaid expenses and other current assets                              129,735               89,738
                                                                  ------------------   -----------------
Total current assets                                                    1,801,707              706,512

Property and equipment, net                                               337,887              199,621
Software development costs, net                                         6,532,518            4,286,599
Security deposits and other                                                84,745               84,434
                                                                  ------------------   -----------------
Total assets                                                          $ 8,756,857          $ 5,277,166
                                                                  ==================   =================

LIABILITIES AND MEMBERS' EQUITY

Accounts payable and accrued expenses                                 $ 1,317,466          $ 1,051,597
Deferred lease incentives                                                  83,706               86,678
                                                                  ------------------   -----------------
Total liabilities                                                       1,401,172            1,138,275

Members' equity:
   Class A Units, 450,335 and 298,770 units issued
     and outstanding at December 31, 1999 and
     1998, respectively                                                25,130,707           11,911,464
   Class B Units, 30,164 and 28,164 units issued and
     outstanding at December 31, 1999 and 1998, respectively              210,028                   28
Subscriptions receivable                                                  (26,250)            (474,600)
Accumulated deficit                                                   (17,958,800)          (7,298,001)
                                                                  ------------------   -----------------
Total members' equity                                                   7,355,685            4,138,891
                                                                  ------------------   -----------------
Total liabilities and members' equity                                 $ 8,756,857          $ 5,277,166
                                                                  ==================   =================

See accompanying notes.

                           Pace Financial Network LLC
                          (A Development Stage Company)

                      Consolidated Statements of Operations

                                                                                                   FOR THE PERIOD
                                                                                                    FROM JUNE 6,
                                                                                                  1996 (INCEPTION)
                                                                 YEAR ENDED DECEMBER 31,           TO DECEMBER 31,
                                                                 1999                1998               1999
                                                           -----------------------------------  ---------------------
Revenues:
   Interest                                                 $        59,831     $      47,679       $      144,672
   Annuities                                                          2,354            21,994               24,348
   Consulting                                                             -            75,000               75,000
   Commissions                                                       74,034                 -               77,219
   Other revenue                                                    108,467             1,305              109,772
                                                           ----------------- ------------------ ---------------------
Total revenues                                                      244,686           145,978              431,011
                                                           ----------------- ------------------ ---------------------

Cost of sales:
   Distribution Partner service fees                                  6,000             5,500               11,500
   Outsourced call center fees                                       10,800                 -               10,800
   Other cost of revenues                                             7,398             8,760               16,158
                                                           ----------------- ------------------ ---------------------
Total cost of revenues                                               24,198            14,260               38,458
                                                           ----------------- ------------------ ---------------------

Operating expenses:
   Salaries and benefits                                          2,057,538         1,942,239            5,765,098
   Unit based compensation - employees                            2,635,020           441,251            3,483,212
   Unit based compensation - other                                  315,000           278,250              593,250
   Travel and related meetings                                      187,794           101,052              288,846
   Facility rent                                                    322,631           385,054              707,685
   Equipment rent                                                   102,241            95,346              197,587
   Professional fees                                                994,944           576,231            1,872,591
   Marketing and promotion                                          136,137            49,221              375,415
   General and administrative                                       500,744           150,297              856,424
   Licenses and fees                                                110,744           142,530              357,126
   Insurance                                                         43,906            51,161               95,067
   Write-off of proprietary software                              3,438,281                 -            3,438,281
   Contract termination charge                                            -                 -              100,000
   Miscellaneous                                                     36,307           184,464              220,771
                                                           ----------------- ------------------ ---------------------
Total operating expenses                                         10,881,287         4,397,096           18,351,353
                                                           ----------------- ------------------ ---------------------
Total expenses                                                   10,905,485         4,411,356           18,389,811
                                                           ----------------- ------------------ ---------------------
Net loss                                                       $(10,660,799)      $(4,265,378)        $(17,958,800)
                                                           ================= ================== =====================

See accompanying notes.

                           Pace Financial Network LLC
                          (A Development Stage Company)

              Consolidated Statements of Changes in Members' Equity

                                                                         Class A Units                   Class B Units
                                                                   Units              Amounts         Units      Amounts
                                                                  ------------------------------------------------------
Balance at June 6, 1996 (inception)                                  --           $      --             --       $  --
   Issuance of initial units                                      200,000                 200           --          --
   Conversion to Class B Units                                    (28,164)                (28)        28,164        28
   Redemption of units                                            (10,000)               --             --          --
   Sales of units                                                   4,000             450,000           --          --
   Conversion of debt into class A units                            6,000             350,000           --          --
   Additional capital contributions from existing unit-holders       --               150,000           --          --
   Net loss                                                          --                  --             --          --
                                                                  ------------------------------------------------------
Balance at December 31, 1996                                      171,836             950,172         28,164        28
   Issuance of units to employees                                   6,201             406,940           --          --
   Business acquisition                                             1,500             131,250           --          --
   Redemption of units                                             (1,000)               --             --          --
   Issuance of units pursuant to warrant agreement                  3,763                --             --          --
   Sale of units                                                   48,580           4,250,625           --          --
   Net loss                                                          --                  --             --          --
                                                                  ------------------------------------------------------
Balance at December 31, 1997                                      230,880           5,738,987         28,164        28
   Issuance of units to employees                                  13,145             443,092           --          --
   Issuance of units pursuant to release agreement                  2,500             262,500           --          --
   Issuance of units to business partners                             150              15,750           --          --
   Sale of units, net of issuance costs of 18,840                  52,095           5,451,135           --          --
   Net loss                                                          --                  --             --          --
                                                                  ------------------------------------------------------
Balance at December 31, 1998                                      298,770         $11,911,464         28,164      $ 28

                                                                Subscriptions      Accumulated
                                                                 Receivable          Deficit            Total
                                                                -----------------------------------------------
Balance at June 6, 1996 (inception)                             $    --           $     --          $      --
   Issuance of initial units                                         --                 --                  200
   Conversion to Class B Units                                       --                 --                 --
   Redemption of units                                               --                 --                 --
   Sales of units                                                    --                 --              450,000
   Conversion of debt into class A units                             --                 --              350,000
   Additional capital contributions from existing unit-holders       --                 --              150,000
   Net loss                                                          --             (616,900)          (616,900)
                                                                -----------------------------------------------
Balance at December 31, 1996                                         --             (616,900)           333,300
   Issuance of units to employees                                    --                 --              406,940
   Business acquisition                                              --                 --              131,250
   Redemption of units                                               --                 --                 --
   Issuance of units pursuant to warrant agreement                   --                 --                 --
   Sale of units                                                     --                 --            4,250,625
   Net loss                                                          --           (2,415,723)        (2,415,723)
                                                                -----------------------------------------------
Balance at December 31, 1997                                         --           (3,032,623)         2,706,392
   Issuance of units to employees                                    --                 --              443,092
   Issuance of units pursuant to release agreement                   --                 --              262,500
   Issuance of units to business partners                            --                 --               15,750
   Sale of units, net of issuance costs of 18,840                (474,600)              --            4,976,535
   Net loss                                                          --           (4,265,378)        (4,265,378)
                                                                -----------------------------------------------
Balance at December 31, 1998                                    $(474,600)       $(7,298,001)       $ 4,138,891

See accompanying notes.

                           Pace Financial Network LLC
                          (A Development Stage Company)

              Consolidated Statements of Changes in Members' Equity

                                                                   Class A Units                    Class B Units
                                                              Units             Amounts          Units        Amounts
                                                            ----------------------------------------------------------
Balance at December 31, 1998 brought forward                 298,770         $11,911,464         28,164       $     28
   Receipt of subscriptions receivable                          --                  --             --             --
   Issuance of units to employees                             50,023           2,635,020           --             --
   Issuance of units to vendors                                1,000             105,000          2,000        210,000
   Sale of units, net of costs of issuance of $61,661        103,092          10,736,973           --             --
   Redemption of units                                        (2,550)           (257,750)          --             --
   Net loss                                                     --                  --             --             --
                                                            ----------------------------------------------------------
Balance at December 31, 1999                                 450,335         $25,130,707         30,164       $210,028


                                                          Subscriptions      Accumulated
                                                            Receivable         Deficit              Total
                                                          ---------------------------------------------------
Balance at December 31, 1998 brought forward              $ (474,600)       $ (7,298,001)       $  4,138,891
   Receipt of subscriptions receivable                       474,600                --               474,600
   Issuance of units to employees                               --                  --             2,635,020
   Issuance of units to vendors                                 --                  --               315,000
   Sale of units, net of costs of issuance of $61,661        (26,250)               --            10,710,723
   Redemption of units                                          --                  --              (257,750)
   Net loss                                                     --           (10,660,799)        (10,660,799)
                                                          ---------------------------------------------------
Balance at December 31, 1999                              $  (26,250)       $(17,958,800)       $  7,355,685
                                                          ===================================================



See accompanying notes.

                           Pace Financial Network LLC
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows

                                                                                                 FOR THE PERIOD
                                                                                                FROM JUNE 6, 1996
                                                                                                 (INCEPTION) TO
                                                              YEAR ENDED DECEMBER 31,              DECEMBER 31,
                                                              1999                1998                 1999
                                                       -------------------------------------  ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                   $(10,660,799)        $(4,265,378)        $(17,958,800)
Adjustments to reconcile net loss to net cash
   used in operating activities:
   Depreciation and amortization                                 73,021              27,837              111,490
   Unit based compensation                                    2,950,020             721,340            4,076,462
   Loss on write-off of proprietary software                  3,438,281                                3,438,281
   Write-off of intangible assets                                                   183,673              183,673
Changes in assets and liabilities:
   Accounts receivable                                            4,070             (31,299)             (27,229)
   Prepaid expenses and other current assets                    (39,997)            (31,368)            (129,735)
   Security deposits and other                                     (630)            (83,635)             (84,022)
   Accounts payable and accrued expenses                         82,536             706,994            1,134,133
   Deferred lease incentives                                     (2,973)             86,678               83,705
                                                       ------------------- ------------------ ----------------------
Net cash used in operating activities                        (4,156,471)         (2,685,158)          (9,172,042)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of subsidiary, net                                     -                   -              (52,423)
   Software development                                      (5,684,200)         (2,932,306)          (9,970,799)
   Purchase of property and equipment                          (210,967)           (161,140)            (448,261)
                                                       ------------------- ------------------ ----------------------
Net cash used in investing activities                        (5,895,167)         (3,093,446)         (10,471,483)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from issuance of units                       11,185,323           4,976,537           21,362,685
   Redemption of units                                          (74,417)                  -              (74,417)
                                                       ------------------- ------------------ ----------------------
Net cash provided by financing activities                    11,110,906           4,976,537           21,288,268
                                                       ------------------- ------------------ ----------------------

Net increase (decrease) in cash and cash equivalents          1,059,268            (802,067)           1,644,743
Cash and cash equivalents at beginning of period                585,475           1,387,542                    -
                                                       ------------------- ------------------ ----------------------
Cash and cash equivalents at end of period                 $  1,644,743        $    585,475        $   1,644,743
                                                       =================== ================== ======================

See accompanying notes.

                           Pace Financial Network LLC
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

1. ORGANIZATION

Pace Financial Network LLC (the "Company") was formed in the State of Delaware on June 6, 1996. The Company, based in Vienna, Virginia, is developing a national distribution channel using the latest advances in electronic commerce technology to provide a broad array of name brand, high-quality, low cost financial products and services to the members, supporters, and affiliates of a variety of affinity group distribution partners. The primary distribution channel will be the web site, which is in the final stages of development.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries (PFN Mortgage Services LLC, PFN Mortgage Services Inc., PFN Financial LLC, PFC Insurance Agency LLC, PFN Insurance Agency Inc., PFN Investment Management LLC, PFN Consumer Credit, LLC, Global Health Network, National Automotive Financial Network, Inc. and Financial Passport Insurance Agency, Inc.). All significant inter-company accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                           Pace Financial Network LLC
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COST

The Company expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits. All other advertising is expensed as incurred. Advertising expense was approximately $52,793 and $4,500 in 1999 and 1998, respectively.

LONG LIVED ASSETS

Property and Equipment

Property and equipment and leasehold improvements are stated at historical cost. The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. Depreciation and amortization of property and equipment are provided using the straight-line method over the following useful lives ranging from 3 to 5 years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset.

Software Development Costs

The Company's services will be comprised of various features which contribute to the overall functionality and continuity of the service. The service will be delivered primarily through one distribution channel, the Company's internet web site. The Company capitalizes costs incurred for the development of computer software to be used in the sale of its services. Capitalized costs include consulting fees, programming fees, and related overhead incurred by the Company and the cost of related services purchased from third parties. All costs in the software development process are expensed as incurred until technological feasibility has been established. Once technological feasibility has been established, such costs are capitalized until the software has completed beta testing and is generally available for use in the operations. Amortization, a cost of revenue, is provided using the straight-line method over five years, commencing the month after the date placed in service. The Company reviews recoverability of the total unamortized cost of its software in relation to estimated service and relevant revenues and, if warranted, makes an appropriate adjustment to reduce the carrying value to net realizable value.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                           Pace Financial Network LLC
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)

Software development costs charged to expense for the years ended December 31, 1999 and 1998 were approximately $250,000 and $150,000, respectively. Capitalized software development costs consist of the following:

                                                                      YEAR ENDED DECEMBER 31,
                                                                     1999                 1998
                                                              -------------------- --------------------
        Balance, beginning of year                                 $ 4,286,599          $ 1,354,293
        Costs capitalized                                            5,684,200            2,932,306
        Costs written off                                           (3,438,281)                   -
                                                              -------------------- --------------------
        Balance, end of year                                       $ 6,532,518          $ 4,286,599
                                                              ==================== ====================

Intellectual Property

Intellectual property consists of certain proprietary trade secrets, off shore trust documents and contractual rights obtained in connection with the Company's acquisition of Global Health Network on December 23, 1997. The Company periodically evaluates whether changes have occurred that would require revision of the remaining estimated useful life of the intellectual property or render such property not recoverable. If such circumstances arise, the Company would use an estimate of the undiscounted value of expected future operating cash flows to determine whether the carrying value of the intellectual property should be reduced. During 1998, the intellectual property was written off as the Company was unable to assign a present valuation.

Impairment Losses on Long Lived Assets

The Company assesses the impairment of long-lived assets including intangible assets in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed of ("SFAS 121"). SFAS 121 requires impairment losses to be recognized for long-lived assets when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets' carrying amounts. Intangibles are also evaluated for recoverability by estimating the projected undiscounted cash flows, excluding interest, of the related business activities. The impairment loss of these assets, including goodwill, is measured by comparing the carrying amount of the asset to its fair value with any excess of carrying value over fair value written off. Fair value is based on market prices where available, an estimate of market value, or various valuation techniques including discounted cash flow.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                           Pace Financial Network LLC
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)

UNIT-BASED COMPENSATION

The Company has granted Class A and Class B membership units to its employees, directors and consultants. Grants to employees and directors are accounted for using the intrinsic value method under APB Opinion No. 25, "Accounting for Stock Issued to Employees." Expense is recognized for such grants based on the fair market value of the membership unit on the date of grant. Grants to consultants are accounted for using the fair value method under SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 requires disclosure of the pro forma effect on net income (loss) had the fair value method been used to account for units granted to employees. The impact of using the fair value method of accounting for the employee grants approximates the amount recorded.

INCOME TAXES

The Company has elected to be treated as a partnership for income tax purposes. Accordingly, no provision for income taxes has been included in these financial statements, as taxable income or loss passes through to, and is reported by, members individually.

3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                            DECEMBER 31,
                                                                     1999                 1998
                                                             --------------------- --------------------
      Computer hardware and software                                $ 351,132             $ 134,897
      Furniture and fixtures                                           13,236                14,211
      Leasehold improvements                                           83,893                88,186
                                                             --------------------- --------------------
                                                                      448,261               237,294
      Less accumulated depreciation                                  (110,374)              (37,673)
                                                             --------------------- --------------------
      Net property and equipment                                    $ 337,887             $ 199,621
                                                             ===================== ====================


                           Pace Financial Network LLC
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


4. COMMITMENTS AND CONTINGENCIES

The Company leases facilities and equipment primarily under several long and short term operating leases. Future minimum payments under non-cancelable operating leases with initial terms of one year or more consist of the following:

     Year ending December 31,                                   (in thousands)
     ------------------------                                   --------------
        2000                                                    $    395,000
        2001                                                         352,000
        2002                                                         355,000
        2003                                                         351,000
        Thereafter                                                   359,000
                                                             --------------------
        Total                                                    $ 1,812,000
                                                             ====================

The Company's rental expense under operating leases for the year ended December 31, 1999 and 1998, totaled approximately $425,000 and $461,000, respectively.

5. CAPITAL ACCOUNTS

The Company's capital accounts are reflected in accordance with its Limited Liability Company Operating Agreement (the "Agreement") which provides significant authority to the Company's Management Committee. The Company's members' liability is limited to their capital account balances.

CLASS A MEMBERSHIP UNITS

The Company's Class A membership units have no stated par value and are not limited in number by the Agreement. The Company has issued Class A membership units at various rates ranging from $0.001 (at inception) to $105.00 per unit. Class A Membership Unit holders have all rights of ownership including, without limitation, (a) a right to receive distributions of revenues, allocations of income and loss and distributions of liquidation proceeds and (b) all management rights, voting rights or rights to consent.

                           Pace Financial Network LLC
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


5. CAPITAL ACCOUNTS (CONTINUED)

CLASS B MEMBERSHIP UNITS

In 1997, the Company's members approved an amendment and restatement of the Agreement which authorized the Management Committee to convert an unlimited number of Class A membership units into Class B membership units. As of December 31, 1999, the Company had converted 28,164 Class A units into Class B units, net of 1,022 Class B membership units converted back to Class A membership units and transferred to an existing unit holder and a newly admitted unit holder. Class B Membership Unit holders have rights to receive distributions of revenues, allocations of income and loss and distributions of liquidation proceeds but do not have management rights, voting rights, or rights to consent.

OTHER

In connection with the Company's issuance of 10,000 Class A membership units during 1996, the Company executed an anti-dilution agreement with the unit holder to issue additional Class A membership units, as necessary, to prevent the unit holder's interest in the Company from being diluted below 15% and 13.333% due to the first and second equity financings in excess of $5 million, respectively, for no additional consideration. During 1997, the Company issued an additional 3,763 Class A membership units under the terms of this agreement. The Company's obligation to issue additional units under this agreement is not determinable at December 31, 1999.

6. LITIGATION

The Company filed a lawsuit in January 2000 against a third party seeking declaratory relief regarding the ownership of certain intellectual property. The third party subsequently filed for declaratory relief and contract damages. The Company and the third party had worked together concerning the development of certain software for use in the Company's website. Because of the early stages of the lawsuit, the Company is unable to determine the outcome of the litigation, but does not expect the outcome to materially affect its financial position or results of operations.

                           Pace Financial Network LLC
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


7. SUBSEQUENT EVENT

On March 8, 2000 the Company converted from a limited liability company to a corporation and changed its name to Financial Passport, Inc. In connection therewith, each vested Class A and B unit was converted to 10 shares of common stock of Financial Passport, Inc. Holders of unvested Class A units will receive either unvested stock, non qualified options or incentive stock options in exchange for the unvested Class A units. The impact of these events on the financial position and results of operations of the Company has not been determined.

8. IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. The Company has not experienced any material issues as a result of the Year 2000 issue. The Company cannot provide assurances, however, that suppliers and customers have not been nor will not be affected in a manner that is not yet apparent. In addition, certain computer programs which were date sensitive to the Year 2000 may not have been programmed to process the Year 2000 as a leap year, and any negative consequential effects remain unknown. As a result, the Company will continue to monitor Year 2000 compliance and the Year 2000 compliance of suppliers and customers. Nonetheless, based on the actions taken as described above, the Company believes that its operations will not be materially impacted by the Year 2000 issue.